Exhibit 99.1

LEAPFROG REPORTS FISCAL FOURTH QUARTER AND FULL YEAR 2015 FINANCIAL RESULTS

EMERYVILLE, Calif.—June 11, 2015—LeapFrog Enterprises, Inc. (NYSE:LF) today announced financial results for the fiscal fourth quarter and full year 2015. The company’s fiscal year covers the twelve-month period ending March 31, 2015.

Summary of financial results for the fiscal year ended March 31, 2015 compared to the full year ended March 31, 2014:

•	Consolidated net sales were $339.1 million, down 36%. U.S. segment net sales were down 37%, and international segment net sales were down 33%.
•	Net loss per basic and diluted share was $3.12 and included a net non-cash charge of $0.22 per share for goodwill impairment, $0.52 per share for impairment of long-lived assets and $1.30 per share for additional deferred tax asset valuation allowance. In the prior year period, net income per diluted share was $1.07 and included $0.89 per share non-cash benefit from the reduction of deferred tax asset valuation allowance.
•	Adjusted net loss per basic and diluted share[1], which excludes goodwill impairment, impairment of long-lived assets and the deferred tax asset valuation allowance adjustment, was $1.08, compared to adjusted net income per diluted share[1] of $0.18 a year ago.
•	Cash and cash equivalents were $127.2 million as of March 31, 2015, down 45% compared to $232.0 million as of March 31, 2014.

“Sales and net income declined year over year and fell below expectations primarily due to high carry-forward retail inventories from the holidays, lower demand for our tablets and associated content and the later than planned shipment and promotion of LeapTV. While we are disappointed with our fiscal 2015 results, we believe that by responding effectively to the changing needs of parents and leveraging our unique assets we can transform our business and deliver enduring growth,” said John Barbour, Chief Executive Officer.

“With more parents around the world concerned about their children’s educational, emotional, and creative development, the demand for fun experiences that engage, inspire and enrich a child’s intellectual curiosity is growing. Our recent research provides a deep insight into millennial parents and caregivers – while education remains a core need, many are also searching for solutions that expand their child’s world and help them develop to be more holistic and well rounded. We are uniquely positioned to take advantage of this opportunity through the extension and evolution of the LeapFrog brand, products, and services."

1 Adjusted net income (loss) per basic and diluted share is a non-GAAP financial measure. It is described below and reconciled to its comparable GAAP measure in the accompanying financial tables.

LeapFrog Enterprises, Inc.

“In addition to operating our business more cost effectively, the key elements of our strategic plan are the diversification of the LeapFrog brand into new children’s product categories, the stabilization and broadening of our current product lines and the growth of content share of our business, including the distribution of our award winning content beyond our hardware base to other platforms. According to NPD our Explorer content was the #4 best-selling toy in the US last year and was a top seller in the UK. We believe there is currently a substantial amount of consumer interest in having access to our content on the wide variety of platforms that are in homes today.”

“For 20 years, we have created award-winning learning solutions that combine developmental expertise, innovative technology and a child’s love for fun. This will continue to be our focus as we broaden our portfolio with innovative new products to entertain and develop children to help them achieve their potential,” continued Mr. Barbour.

Financial Overview for the Fourth Fiscal Quarter Ended March 31, 2015 Compared to the Quarter Ended March 31, 2014

Fourth fiscal quarter net sales were $33.9 million, down 40% compared to $56.9 million last year, and included a 1% negative impact from changes in currency exchange rates. In the U.S. segment, net sales were $25.3 million, down 35% compared to $39.1 million last year. In the International segment, net sales were $8.6 million, down 51% compared to $17.7 million last year, and included a 5% negative impact from changes in currency exchange rates.

Operating expenses for the fourth fiscal quarter were $78.8 million, up 98% compared to $39.8 million last year. The increase in operating expenses is due primarily to a non-cash $36.5 million permanent impairment of long-lived assets following a FASB ASC 360 review. Our long-lived assets, which include property and equipment, such as our new ERP system, which will be put in service next quarter, and website development costs, were deemed impaired as the carrying value exceeded the fair value of the assets.

Net loss for the fourth fiscal quarter was $76.2 million, or $1.08 per basic and diluted share, compared to net loss of $11.8 million, or $0.17 per basic and diluted share, in the prior year period.

Non-GAAP adjusted net loss1 for the fourth fiscal quarter was $39.7 million, or $0.56 per basic and diluted share, compared to non-GAAP adjusted net loss of $11.8 million, or $0.17 per basic and diluted share a year ago. Non-GAAP adjusted EBITDA2 for the quarter was negative $28.6 million compared to negative EBITDA2 of $10.4 million a year ago.

Financial Overview for the Fiscal Year Ended March 31, 2015 Compared to the Year Ended March 31, 2014

Full-year 2015 net sales were $339.1 million, down 36% compared to $527.6 million last year, and included a 1% negative impact from changes in currency exchange rates. Net sales declined primarily due to decreased consumer demand for our LeapPad line and associated content, later than planned shipment and promotion of LeapTV and higher than desired inventory levels at retail stores. Net sales were also impacted by the very challenging retail and promotional environment. In the U.S. segment, net sales were $232.7 million, down 37% compared to $368.0 million last year. In the International segment, net sales were $106.4 million, down 33% compared to $159.5 million last year, and included a 2% negative impact from changes in currency exchange rates.

2 Adjusted EBITDA is a non-GAAP financial measure. It is described below and reconciled to its comparable GAAP measure in the accompanying financial tables.

LeapFrog Enterprises, Inc.

Operating expenses for the full year 2015 were $235.1 million, up 28% compared to $183.0 million in the prior year. The increase in operating expenses is due to the non-cash permanent impairment of $19.5 million of goodwill and $36.5 million of long-lived assets.

Net loss for the full year 2015 was $218.8 million, or $3.12 per basic and diluted share, compared to net income of $75.2 million, or $1.09 per basic share and $1.07 per diluted share last year. Basic and diluted net loss per share for the year ended March 31, 2015 included a net non-cash charge of $0.22 per share for goodwill impairment, $0.52 per share for impairment of long-lived assets and $1.30 per share for additional deferred tax asset valuation allowance. The full year 2014 net income per share included a non-cash benefit related to a release of valuation allowance previously set against our deferred tax assets of $0.91 per basic share and $0.89 per diluted share.

Non-GAAP adjusted net loss1 for the full-year 2015 was $75.8 million, or $1.08 per basic and diluted share, compared to non-GAAP adjusted net income of $12.5 million, or $0.18 per basic and diluted share a year ago. Non-GAAP adjusted EBITDA2 for the full-year 2015 was negative $45.9 million compared to positive EBITDA2 of $53.0 million a year ago.

Guidance

"We are committed to positioning the Company for long-term growth. We took meaningful steps in the fourth quarter to realign our sales, marketing and product strategies to regain momentum in our business. While we continue to make good progress on our new product initiatives, most of these will not be impactful until the fiscal 2017 holiday season. We continue to work through the impact of retail space losses, inventory overhang and significant competitive pressures,” said Ray Arthur, Chief Financial Officer.

“This will be a year of rebuilding. We will continue to prudently manage expenses and cash as we stabilize the business and position LeapFrog for long-term growth. We expect fiscal year 2016 sales to contract considerably relative to the prior year, and operating losses for fiscal year 2016 to be similar to or greater than fiscal year 2015 losses, excluding goodwill and long-lived asset impairments,” added Mr. Arthur.

Conference Call and Webcast

LeapFrog will hold a conference call to discuss fiscal fourth quarter and full year 2015 financial results on June 11, 2015, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The conference call will be webcast live and can be accessed at LeapFrog's investor relations web site at www.leapfroginvestor.com. An archive of the webcast will be available on the web site approximately three hours after completion of the call. In addition, more information about LeapFrog, including this press release and other financial and investor information, is also available on the investor relations web site.

To participate in the call, please dial (855) 717-7665 and request conference ID 59227730. A telephonic replay of the call will be available for one month. To access the replay, please dial (404) 537-3406 and use conference ID 59227730.

LeapFrog Enterprises, Inc.

About LeapFrog

LeapFrog Enterprises, Inc. is the leader in educational entertainment for children. For 20 years, LeapFrog has created award-winning learning solutions that combine educational expertise, innovative technology and a child’s love for fun. With experiences that are personalized to each child’s level, LeapFrog helps children achieve their potential through LeapFrog’s proprietary learning tablets, its innovative new active video gaming system LeapTV, learn to read and write systems, interactive learning toys and more, all designed or approved by LeapFrog’s full-time in-house team of learning experts. LeapFrog’s Learning Path, the ultimate guide for parents on early childhood, is designed specifically to help support and guide their child's learning with personalized ideas and feedback, fun activities and expert advice. LeapFrog is based in Emeryville, California, and was founded in 1995 by a father who revolutionized technology-based learning solutions to help his child learn how to read. Learn more at www.leapfrog.com.

TM & © 2015 LeapFrog Enterprises, Inc. All rights reserved.

Use of Non-GAAP Financial Information

This press release includes non-GAAP financial measures, specifically adjusted net income (loss) per basic and diluted share and adjusted EBITDA.

Adjusted net income (loss) is calculated as net income (loss) adjusted to exclude goodwill impairment, tax benefit associated with goodwill impairment, impairment of long-lived assets and deferred tax valuation allowance adjustment. Adjusted net income (loss) per basic and diluted share is calculated as adjusted net income (loss) divided by weighted-average basic and diluted shares outstanding, as applicable. As required by SEC rules, we have provided a schedule with a reconciliation of adjusted net income (loss) and adjusted net income (loss) per basic and diluted share to the most directly comparable GAAP measures, net income (loss) and net income (loss) per basic and diluted share.

Management believes that adjusted net income (loss) and adjusted net income (loss) per basic and diluted share are some of the appropriate measures for evaluating the operating performance of the Company because of the significant swing in net income (loss) and net income (loss) per basic and diluted share as a result of deferred tax valuation allowance adjustment, impairment of long-lived assets and goodwill impairment, and therefore, provides a more comparable measure of year-over-year operating results.

Adjusted EBITDA is defined as earnings (or net income (loss)) before interest, income taxes, depreciation and amortization, goodwill impairment, impairment of long-lived assets, other expenses (income) and stock-based compensation. As required by SEC rules, we have provided an attached schedule with a reconciliation of adjusted EBITDA to the most directly comparable GAAP measure, net income.

Management believes adjusted EBITDA is one of the appropriate measures for evaluating the operating performance of the Company because it reflects the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet and make strategic acquisitions.

However, these non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP as more fully discussed in the Company's financial statements and filings with the SEC. Additionally, these non-GAAP measures may not be comparable to similarly-titled measures used by other companies. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.

LeapFrog Enterprises, Inc.

Forward-Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties, including statements regarding our belief that by responding effectively to the changing needs of parents and leveraging our unique assets we can transform our business and deliver enduring growth, more parents around the world being concerned about their children’s educational, emotional, and creative development and the associated growth in the demand for fun experiences that engage, inspire and enrich a child’s intellectual curiosity, our recent research into millennial parents and caregivers, education remaining a core need for millennial parents and caregivers, millennial parents and caregivers searching for solutions that expand their child’s world and help them develop to be more holistic and well rounded, our unique positioning to take advantage of this opportunity through the extension and evolution of the LeapFrog brand, products, and services, the key elements of our strategic transformation, the amount of consumer interest in having access to our content on the wide variety of platforms that are in homes today, our focus as we broaden our portfolio with new products, our commitment to position the Company for long-term growth, the meaningfulness of the steps we took in the fourth quarter to realign our sales, marketing and product strategies to regain momentum in our business, our progress on our new product initiatives and when these will be impactful, our expectations for our financial performance in our 2016 fiscal year, the tablet and related content market, our belief that this will be a year of rebuilding for us and that we will continue to prudently manage expenses and cash as we stabilize the business and position LeapFrog for long-term growth. Our actual results may differ materially from those expressed or implied by such forward-looking statements. The risks that could cause our results to differ include, without limitation, our ability to correctly predict highly changeable consumer preferences and product trends, our ability to continue to develop new products and services, our ability to compete effectively with competitors, deterioration of global economic conditions, our reliance on a small group of retailers for the majority of our gross sales, the effectiveness of our marketing and advertising efforts, the seasonality of our business, system failures in our online services or web store, our dependence on our suppliers for our components and raw materials, our reliance on a limited number of manufacturers, our ability to maintain adequate inventory levels, our ability to maintain or acquire licenses, our ability to protect or enforce our intellectual property rights, defects in our products, the risks associated with international operations, costs or changes associated with compliance with laws and regulations, negative political developments, changes in trade relations, armed hostilities, terrorism, labor strikes, natural disasters or public health issues, our dependence on our officers and other employees, the sufficiency of our liquidity, impacts from acquisitions, mergers or dispositions, continued ownership by a few stockholders of a significant percentage of the voting power in the company, the volatility of our stock price, the impact of potential impairment charges or valuation allowances and failure to successfully implement new strategic operating initiatives. These risks and others are discussed under “Risk Factors” in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-K and Form 10-Q. All information provided in this release is as of the date hereof, and we undertake no obligation to update this information.

LeapFrog Enterprises, Inc.

Contact Information

Investors:	Media:

Nancy Lee	Danielle Cantrell
Investor Relations	Public Relations
(510) 420-5150	(510) 420-4886
ir@leapfrog.com	dcantrell@leapfrog.com